Impreso, Inc. Reports Second Quarter FY2006 Results of Operations

COPPELL, TX -- 04/12/2006 -- Impreso, Inc. (NASDAQ: ZCOM), which through its subsidiaries is involved in (1) the manufacture and distribution of paper and film hard copy imaging products for commercial and home office applications, (2) the development of eCommerce initiatives, and (3) natural spring water bottling and distribution, today announced sales and earnings for the second quarter of Fiscal 2006.

Net sales for the three months ended February 28, 2006 were $16.1 million, as compared to net sales of $18.6 million in the three months ended February 28, 2005, a decrease of $2.5 million, or 13.5%. Net sales for the six months ended February 28, 2006 were $34 million, as compared to net sales of $38.6 million in the six months ended February 28, 2005, a decrease of $4.6 million, or 12%.

Net loss decreased to $616,000, or $(0.12) per share, in the most recent quarter, compared with a loss of $1.2 million, or $(0.23) per share, in the prior-year period. For the six months ended February 28, 2006, the Company reported a net loss of $951,000, or $(0.18) per share, on net sales of $34 million. These results compared with a net loss of $2 million, or $(0.37) per share, on net sales of $38.6 million, in the first half of FY2005.

"Our results of operations for the first half of fiscal 2006 reflect the company's continuing struggle to stabilize as a result of the decrease in purchases by a significant customer in Fiscal Year 2005," stated Marshall Sorokwasz, President and Chief Executive Officer of Impreso, Inc. "Although a substantial number of elements in the company's recovery plan have been completed, a few of the longer lead time activities, such as subleasing portions of our unused real estate, have been consummated in Calendar 2006."

"The paper market has tightened dramatically since January 2006, which has boosted profit margins," continued Mr. Sorokwasz, "and our bottled water business is entering its busiest season of the year. This will be the first full season that our operations and marketing personnel are fully prepared to aggressively market our new product segment. We are also introducing new packaging options in the bottled water division, such as a sport top and thicker bottle, for certain end-user convenience."

About Impreso, Inc.

Impreso, Inc. is a holding company for TST/Impreso, Inc. and HotSheet.com, Inc. TST/Impreso, Inc. is a manufacturer and distributor of hard copy imaging products for commercial and home use in domestic and international markets. HotSheet.com, Inc. primarily owns HotSheet.com, a single-page, online Internet directory with categorized links to premier web destinations. Alexa Springs, Inc. is a natural spring water bottling operation. The Company's website domains are www.impreso.com, www.tstimpreso.com, www.hotsheet.com and www.alexasprings.com.

Impreso, Inc. is headquartered in Coppell, Texas, and its common stock trades on the Nasdaq SmallCap Market under the symbol "ZCOM."

This press release may include statements that constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect," "should" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace, competitive factors, new products and technological changes, paper prices and raw material costs, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

(Financial Highlights to Follow)

                    IMPRESO, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                  Three Months Ended
                                             February 28,     February 28,
                                                 2006             2005
                                             ------------     ------------
Net sales                                    $ 16,118,727     $ 18,629,137
Cost of sales                                  14,876,462       18,072,991
                                             ------------     ------------

      Gross profit                              1,242,265          556,146

Gain on sale of assets                            (42,686)         (42,685)

Embezzlement Recovery                                 (50)         (37,527)
Selling, General and administrative expenses    1,911,634        2,092,286
                                             ------------     ------------

      Operating loss                             (626,633)      (1,455,928)

Other expenses (income):
   Interest expense                               274,395          339,332

   Other expense (income), net                     (1,592)         (28,749)
                                             ------------     ------------

      Total other expense                         272,803          310,583

Loss before income tax expense                   (899,436)      (1,766,511)

Income tax (benefit) expense :

   Current                                          6,250       (1,227,623)
   Deferred                                      (289,436)         670,130
                                             ------------     ------------

      Total income tax benefit                   (283,186)        (557,493)

Net loss                                     $   (616,250)    $ (1,209,018)
                                             ============     ============

Net loss per share (basic and diluted)       $      (0.12)    $      (0.23)
                                             ============     ============

Weighted average shares outstanding (basic)     5,278,780        5,278,780
                                             ============     ============

Weighted average shares outstanding (diluted)   5,286,389        5,301,493
                                             ============     ============

                    IMPRESO, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                   Six Months Ended
                                             February 28,     February 28,
                                                 2006             2005
                                             ------------     ------------

Net sales                                    $ 33,959,420     $ 38,605,771

Cost of sales                                  31,113,801       37,069,767
                                             ------------     ------------

      Gross profit                              2,845,619        1,536,004

Gain on sale of assets                            (95,484)        (101,909)

Embezzlement Recovery                                 (75)        (290,840)

Selling, General and administrative expenses    3,746,658        4,378,136
                                             ------------     ------------

      Operating loss                             (805,480)      (2,449,383)

Other expenses (income):

   Interest expense                               579,767          578,262

   Other expense (income), net                     21,315         (107,969)
                                             ------------     ------------

      Total other expense                         601,082          470,293

Loss before income tax expense                 (1,406,562)      (2,919,676)

Income tax (benefit) expense :

   Current                                         12,500       (1,221,373)

   Deferred                                      (468,025)         270,752
                                             ------------     ------------

      Total income tax benefit                   (455,525)        (950,621)

Net loss                                     $   (951,037)    $ (1,969,055)
                                             ============     ============

Net loss per share (basic and diluted)       $      (0.18)    $      (0.37)
                                             ============     ============

Weighted average shares outstanding (basic)     5,278,780        5,278,780
                                             ============     ============

Weighted average shares outstanding (diluted)   5,286,389        5,301,493
                                             ============     ============

For further information, please contact:
Marshall Sorokwasz
(972) 462-0100 (ext. 1103)

Tammy Yahiel
General Counsel
(972) 462-0100 (ext. 1117)